CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Nocopi Technologies, Inc.
West Conshohocken, PA


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 (SEC File No. 33-84388 and 33-84402) of our report dated March 5, 1999, relating to the financial statements of Nocopi Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

                                          BDO SEIDMAN, LLP
Philadelphia, PA
April 14, 1999